UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2006

UNITED STATIONERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Golf Road Des Plaines, Illinois		60016-1267
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 699-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 23, 2006, USS Receivables Company, Ltd. (“USSR”) and United Stationers Financial Services LLC (“USFS”), Falcon Asset Securitization Corporation, PNC Bank, National Association, Market Street Funding LLC, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), Fifth Third Bank, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee, entered into an Omnibus Amendment, (the “2006 Omnibus Amendment”), to amend United Stationers Inc.’s (the “Company”) receivables facility.  The purpose of the 2006 Omnibus Amendment is to extend the term of the facility from March 24, 2006 to March 23, 2007.  The receivables facility is a $225 million facility and was originally entered into on March 28, 2003 to provide the Company with a cost-effective means of funding its cash requirements.

USSR is a wholly owned, bankruptcy-remote subsidiary of the Company formed in 1998 for the purpose of acquiring or purchasing interests in certain accounts receivable of United Stationers Supply Co. (“USSC”).  Under the receivables facility, USSC sells, on a revolving basis, eligible trade accounts receivable to USSR, which in turn ultimately transfers the eligible trade accounts receivable to a trust.  The trustee then sells investment certificates, which represent undivided interests in the pool of accounts receivable owned by the trust, to third-party investors.  USFS, a wholly owned subsidiary of the Company, services the receivables owned by the trust.

USSC pays certain fees that approximate the interest payable on the investment certificates, in addition to certain bank fees.  The sale of the receivables, and the facility, are without recourse to USSC, USFS or the Company, except that USSC has provided, pursuant to the receivables facility, representations, warranties, covenants and indemnities that are customary for receivables facilities of this type and USFS has agreed to service the facility pursuant to provisions that also are customary for receivables facilities of this type. Any liability of USSC or USFS with respect to the foregoing cannot be quantified until such time as such liability arises.

The description set forth above is qualified by the 2006 Omnibus Amendment, a copy of which is attached as an exhibit to this Report on Form 8-K.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the amendment to the Company’s receivables facility under Item 1.01.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits

10.1                           Omnibus Amendment, dated as of March 24, 2006, by and among USS Receivables Company, Ltd., United Stationers Financial Services LLC, Falcon Asset Securitization Corporation, PNC Bank, National Association, Market Street Funding LLC, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), Fifth Third Bank, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: March 28, 2006	/s/ Richard W. Gochnauer
Richard W. Gochnauer
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*

Omnibus Amendment, dated as of March 24, 2006, by and among USS Receivables Company, Ltd., United Stationers Financial Services LLC, Falcon Asset Securitization Corporation, PNC Bank, National Association, Market Street Funding, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), Fifth Third Bank, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee.

*  - Included herewith.